Exhibit 3.3

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDIDATA SOLUTIONS, INC.

Medidata Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 12, 2000 under the name “Medidata Solutions, Inc.” An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003.

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation and prompt written notice of the adoption of this Third Amended and Restated Certificate of Incorporation will be provided by Section 228 of the General Corporation Law of the State of Delaware to the stockholder who did not consent thereof in accordance with said Section 228.

THIRD: The Third Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by the President on this 27th day of May, 2004.

MEDIDATA SOLUTIONS, INC.

By:	/s/ Tarek Sherif
Tarek Sherif, President

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDIDATA SOLUTIONS, INC.

ARTICLE I

The name of the Corporation is Medidata Solutions, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have authority to issue is 27,170,343, consisting of (a) 7,170,343 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (i) 2,385,000 shares shall be designated Series A Convertible Preferred Stock, par value $0.01 per share, (ii) 1,436,636 shares shall be designated Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, (iii) 596,374 shares shall be designated Series C Convertible Redeemable Preferred Stock, par value $0.01 per share and (iv) 2,752,333 shares shall be designated Series D Convertible Redeemable Preferred Stock, par value $0.01 per share, and (b) 20,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”).

The voting powers, designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

A. SERIES A PREFERRED STOCK

1. Designation of Series A Preferred Stock.

Two million three hundred eighty five thousand (2,385,000) shares of the Corporation’s Preferred Stock shall be designated as a series known as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

2. Preference.

The Series A Preferred Stock shall be junior as to assets and in all other respects to the Senior Preferred Stock (as defined herein), and preferred as to assets and in all other respects to the Common Stock.

3. Dividends.

No dividend or distribution in cash, shares of stock, other property or any other shares of Common Stock of the Corporation shall be declared or paid or set apart for payment on Common Stock, unless, at the same time, an equivalent dividend or distribution is declared or paid or set apart, as the case may be, on Series A Preferred Stock, payable on the same day, at the rate per share of Series A Preferred Stock based upon the shares of Common Stock which the holders of Series A Preferred Stock would be entitled to receive if they had converted the Series A Preferred Stock as provided in Section 6 hereof on the same record date as the dividend or distribution on Common Stock. Any dividends due to the holders of Series A Preferred Stock pursuant to this Section A.3 shall only be distributed after the holders of Senior Preferred Stock receive any and all of the accrued and unpaid dividends which may then be due in accordance with Section B.3 hereof.

4. Liquidation.

(a) For purposes hereof, the Original Purchase Price of the Series A Preferred Stock is $0.50 per share.

(b) Upon a Liquidation (as defined below), and after the payment in full of the Senior Preference Amounts (as defined below), the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Corporation, for each share of the Series A Preferred Stock then held by them:

(i) An amount equal to the sum of the Original Purchase Price of the Series A Preferred Stock (as appropriately adjusted for stock splits and combinations) plus all declared and unpaid dividends with respect thereto, which amount shall be prior and in preference to any distribution to the holders of the Common Stock; provided, that, if the assets and funds legally available for distribution are insufficient to permit payment in full of the applicable liquidation preference amounts pursuant to this Section A.4(b)(i), then all assets and funds of the Corporation legally available for distribution will be distributed among the holders of the Series A Preferred Stock in proportion to the full aforesaid preferential amounts to which each such holder is entitled under this Section A.4(b)(i).

(ii) After payment has been made to the holders of the Series A Preferred Stock of the full amounts to which they will be entitled as aforesaid, any remaining assets of the Corporation will be distributed to the holders of Common Stock.

(c) As used in this Third Amended and Restated Certificate of Incorporation, “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation. “Sale of the Corporation” means (i) any merger or consolidation of the Corporation into or with another person or entity (except one in which the holders of the capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale of all or substantially all of the Corporation’s assets or (iii) any other transaction or series of transactions pursuant to, or as a result of, which a single person (or group of affiliated persons) acquires from the Corporation capital stock of the Corporation representing a majority of the Corporation’s outstanding voting power. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation for purposes of the foregoing definition.

5. Voting Rights.

In addition to the rights otherwise provided for herein or by law, the holders of the Series A Preferred Stock shall be entitled to vote in the same manner and with the same effect as holders of Common Stock. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock into which each share of Series A Preferred Stock is then convertible pursuant to Section A.6 below as of the record date for the vote or written consent of stockholders, if applicable.

The Corporation may not, without the consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock amend its Third Amended and Restated Certificate of Incorporation or By-laws in any way that adversely affects the rights and preferences of the holders of the Series A Preferred Stock as a class.

6. Conversion Rights.

The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a) Optional Conversion. Subject to and upon compliance with the provisions of this Section A.6, the holder of any shares of Series A Preferred Stock shall have the right, upon written consent of the holders of at least sixty-six and two-thirds percent (66  2/3%) of the Series A Preferred Stock, to convert any of such shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the Series A Conversion Price (as hereinafter defined) in effect on the Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

(b) Series A Conversion Price. Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock as is determined by dividing the Original Purchase Price of the Series A Preferred Stock by the Series A Conversion Price in effect on the Conversion Date. The Series A Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series A Preferred Stock shall be $5.00 per share. The Series A Conversion Price shall be subject to adjustment as set forth in Section A.6(e) hereof. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversions.

(c) Mechanics of Conversion. Subject to the written consent of the holders of at least sixty-six and two-thirds percent (66  2/3%) of the Series A Preferred Stock, the holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section A.6(a) as to any part thereof by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion of the Series A Preferred Stock shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein with respect to the Series A Preferred Stock as the “Conversion Date.” As promptly as practicable thereafter and after surrender of the certificate or certificates representing shares of Series A Preferred Stock to the Corporation or its transfer agent in the case of conversions pursuant to Section A.6(a), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate.

(d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then effective Series A Conversion Price.

(e) Series A Conversion Price Adjustments for the Series A Preferred Stock. The Series A Conversion Price for the Series A Preferred Stock shall be subject to adjustment as a result of the occurrence of extraordinary corporate events as follows:

(i) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date this Third Amended and Restated Certificate of

Incorporation is first filed with the Secretary of State of Delaware (the “Filing Date”) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series A Conversion Price shall be appropriately reduced so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

(ii) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

(iii) Reorganizations, etc. In case of any capital reorganization of the Corporation or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person (other than a Liquidation), each share of Series A Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such share of Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lese or other transfer; and in any such case, if necessary, the provisions set forth herein, with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this clause (iii).

(f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

(h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series A Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series A Conversion Price to be less than the par value, if any, of the Common Stock).

(j) Automatic Conversion. In the event the Corporation registers under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public shares of its Common Stock, then, upon the effective date of such registration statement, the Series A Preferred Stock shall be automatically converted into Common Stock at the Series A Conversion Price then in effect. The Corporation shall notify all holders of record of Series A Preferred Stock at their respective addresses as they shall appear on the books of the Corporation and also, if any holder is not present in the United States, at an address in the United States designated by such holder of record from time to time promptly after such effective date of such automatic conversion, and such effective date shall be deemed to be a Conversion Date for purposes of subsection (c). After such effective date, the holders of shares of Series A Preferred Stock shall cease to be stockholders with respect to such shares, and thereafter such shares shall no longer be transferable on the books of the Corporation, and such holders shall be deemed to be holders of the Common Stock issuable upon conversion thereof. The Board of Directors may cause the transfer books of the Corporation to be closed as to the shares to be converted, exchanged or exercised.

Upon any such conversion, exchange or exercise of shares of Series A Preferred Stock, no share or shares of Series A Preferred Stock so converted, exchanged or exercised shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7. Waivers.

The holders of a majority of shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of Series A Preferred Stock in a manner materially different than any other holder of Series A Preferred Stock, and any such waiver shall be binding upon all holders of Series A Preferred Stock.

8. General Provisions.

(a) The term “outstanding,” when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

(b) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with United States generally accepted accounting principles.

(c) The headings of the sections, subsections, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

B. SENIOR PREFERRED STOCK

1. Designation of Senior Preferred Stock.

A total of (a) 1,436,636 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), (b) 596,374 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), (c) 2,752,333 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series D Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, collectively with the Series B Preferred Stock and the Series C Preferred Stock, the “Senior Preferred Stock”).

2. Voting.

(a) Election of Series C Preferred Stock Director. The holders of a majority of outstanding shares of Series C Preferred Stock, voting together as a separate class, shall, in accordance with Section 3.1(a)(ii) of the Second Amended and Restated Stockholders Agreement dated as of the date hereof among the Corporation and the stockholders party thereto (as amended from time to time, the “Stockholders Agreement”), be entitled to elect one (1) director of the Corporation (the “Series C Preferred Director”). The election of such Series C Preferred Director shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock if such meeting is called for, among other things, the purpose of electing directors, (iii) at any special meeting of holders of Series C Preferred Stock called by holders of not less than a majority of the outstanding shares of Series C Preferred Stock or (iv) by the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock entitled to vote for such Series C Preferred Director in the manner and on the basis provided by law or in the Stockholders Agreement. If at any time when any share of Series C Preferred Stock is outstanding and such Series C Preferred Director should cease to be a director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class, in the manner and on the basis provided by law or in the Stockholders Agreement. The holders of outstanding shares of Series C Preferred Stock shall also be entitled to vote in the election of all other directors of the Corporation in accordance with, and subject to, the Stockholders Agreement, together with holders of all other shares of the Corporation’s outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share of Series C Preferred Stock entitled to the number of votes specified in Section B.2(c) hereof. The holders of outstanding shares of Series C Preferred Stock may, in their sole discretion, determine not to elect a Series C Preferred Director as provided herein from time to time, and during any such period the Board of Directors shall not be deemed unduly constituted solely as a result of such vacancy.

(b) Election of Series D Preferred Stock Directors. The holders of a majority of outstanding shares of Series D Preferred Stock, voting together as a separate class, shall, in accordance with Section 3.1(a)(i) of the Stockholders Agreement, be entitled to elect two (2) directors of the Corporation (the “Series D Preferred Directors”). The election of such Series D Preferred Directors shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock if such meeting is called for, among other things, the purpose of electing directors, (iii) at any special meeting of holders of Series D Preferred Stock called by holders of not less than a majority of the outstanding shares of Series D Preferred Stock or (iv) by the written consent of holders of a majority of the outstanding shares of Series D Preferred Stock entitled to vote for such Series D Preferred Directors in the manner and on the basis provided by law or in the Stockholders Agreement. If at any time when any share of Series D Preferred Stock is outstanding any such Series D Preferred Directors should cease to be a director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a separate class, in the manner and on the basis provided by law or in the Stockholders Agreement. The holders of outstanding shares of Series D Preferred Stock shall also be entitled to vote in the election of all other directors of the Corporation in accordance with, and subject to the Stockholders Agreement together with holders of all other shares of the Corporation’s outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share of Series D Preferred Stock entitled to the number of votes specified in Section B.2(c). The holders of outstanding shares of Series D Preferred Stock may, in their sole discretion, determine not to elect Series D Preferred Directors as provided herein from time to time, and during any such period the Board of Directors shall not be deemed unduly constituted solely as a result of such vacancy.

(c) Voting Generally. Each outstanding share of Senior Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Senior Preferred Stock is then convertible pursuant to Section B.6 as of the record date for the vote or written consent of stockholders, if applicable. Each holder of outstanding shares of Senior Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders (including in the election of directors), excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law or in the Stockholders Agreement.

3. Dividends.

(a) The holders of outstanding shares of Senior Preferred Stock shall be entitled to receive cumulative dividends, out of any funds legally available therefor, and on a pari passu basis, in accordance with their respective Senior Preference Amounts, prior and in preference to any payment or declaration of dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Common Stock or any other class or series of capital stock ranking with respect to the payment of dividends junior to the Senior Preferred Stock, accruing from and after the initial date of issuance of Series D Preferred Stock, at the rate of (i) $0.1471 per share in respect of Series D Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), (ii) $0.0335 per share in respect of Series C Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), and (iii) $0.0278 per share in respect of Series B Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), payable (i) if declared by the Board of Directors, (ii) upon the occurrence of a Liquidation, (iii) upon redemption of any Senior Preferred Stock in accordance with Section B.5 below, (iv) upon conversion of any Senior Preferred Stock pursuant to Section B.6(a) below, if such conversion is in connection with a public offering of securities by the Corporation, or (v) upon conversion of any Senior Preferred Stock pursuant to Section B.6(b) below (the foregoing transactions set forth in clauses (i) through (iv), each a “Dividend Payment Transaction”). Dividends shall be paid in cash or, at the option of the holders of at least 66% of the then outstanding shares of Series D Preferred Stock (which election shall be delivered to the Corporation at least twenty (20) days prior to each dividend payment date), through the issuance of fully paid and non assessable shares of Common Stock valued at the then fair market value thereof (as determined in accordance with Section B.4(c) below), determined by, among other things, taking into account the anticipated Dividend Payment Transaction.

(b) After the foregoing dividends on the Senior Preferred Stock shall have been paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each, determined on an as-if-converted basis (assuming full conversion of all such Preferred Stock) as of the record date with respect to the declaration of such dividends.

4. Liquidation.

(a) Liquidation Preference. Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Senior Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Senior Preferred Stock, the following amounts:

(i) Each share of Series D Preferred Stock, on a pari passu basis with each share of each other series of Senior Preferred Stock (as described below), shall receive the Series D Preference Amount. The “Series D Preference Amount” shall be the Series D Original Issue Price plus an amount equal to all accumulated but unpaid dividends on such share of Series D Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series D Original Issue Price is $3.6787.

(ii) Each share of Series C Preferred Stock, on a pari passu basis with each share of each other series of Senior Preferred Stock (as described below), shall receive the Series C Preference Amount. The “Series C Preference Amount” shall be the Series C Original Issue Price plus an amount equal to all accumulated but unpaid dividends on such share of Series C Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series C Original Issue Price is $0.8384.

(iii) Each share of Series B Preferred Stock, on a pari passu basis with each share of each other Series of Senior Preferred Stock (as described below), shall receive the Series B Preference Amount. The “Series B Preference Amount” shall be the Series B Original Issue Price plus an amount equal to all accumulated but unpaid dividends on such share of Series B Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series B Original Issue Price is $.69614. The Series D Preference Amount, the Series C Preference Amount and the Series B Preference Amount shall collectively be referred to herein as the “Senior Preference Amounts.”

(iv) If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Senior Preferred Stock the full Senior Preference Amounts to which they shall be entitled, the holders of each series of Senior Preferred Stock shall share pro rata in any distribution of assets in accordance with their respective Senior Preference Amounts. After the payment in full of all Senior Preference Amounts, the remaining assets of the Corporation shall be distributed in accordance with Section A.4(b).

(b) Alternative Liquidation Payment. Notwithstanding Section B.4(a), if, upon such Liquidation, the holders of outstanding shares of any series of Senior Preferred Stock would receive more than the aggregate amount to be received under Section B.4(a) above in the event all of the shares of such series of Senior Preferred Stock were converted into shares of Common Stock pursuant to the provisions of Section B.6(a) hereof immediately prior to such Liquidation and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of such series of Senior Preferred Stock in connection with such Liquidation shall be entitled to be paid in cash, in lieu of the payments described in Section B.4(a), an amount per share of the applicable series of Senior Preferred Stock equal to such amount as would have been payable in respect of each share of

Common Stock (including any fraction thereof) issuable upon conversion of such share of such series of Senior Preferred Stock had such share of the series of Senior Preferred Stock been converted to Common Stock immediately prior to such Liquidation pursuant to the provisions of Section B.6 hereof.

(c) Valuation of Securities or Other Non-Cash Consideration. For purposes of valuing any securities or other non-cash consideration to be delivered to the holders of the Senior Preferred Stock under Section B.3(a) or Section B.4(a) or to the holders of the Series A Preferred Stock and Common Stock under Section A.4(b), the following shall apply:

(i) If any such securities are traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of such securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

(ii) If any such securities are traded over-the-counter, the value shall be deemed to be the average of the closing bid prices of such securities over the 30-day period ending three (3) business days prior to the closing; and

(iii) If there is no active public market for such securities or other non-cash consideration, the value shall be the fair market value thereof, as mutually determined in good faith by the Corporation and the holders of not less than a majority of the Senior Preferred Stock, provided that if the Corporation and the holders of a majority of the Senior Preferred Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid 50% by the Corporation and 50% by such holders.

5. Redemption.

(a) Optional Redemption; Redemption Date. On or at any time after the fifth (5th) anniversary of the Filing Date, upon 90 days advance written notice, the holder(s) of at least a majority of all then outstanding shares of Series D Preferred Stock, may elect to have all (but not less than all) of then outstanding shares of Senior Preferred Stock redeemed for cash in two equal installments. In such event, the Corporation shall redeem for cash out of funds legally available therefor (i) one-half of each holder’s shares of Senior Preferred Stock on the date that is 90 days after receipt by the Corporation of the written request for redemption (the “First Redemption Date”), and (ii) one-half of each holder’s shares of Senior Preferred Stock on the first anniversary of the First Redemption Date (the “Second Redemption Date”) (each of the First Redemption Date and the Second Redemption Date is sometimes referred to hereinafter as a “Redemption Date”), in an amount equal to the applicable redemption price specified in Section B.5(b) below. Upon such election of redemption, all holders of Senior Preferred Stock shall be deemed to have elected to have their shares of Senior Preferred Stock redeemed pursuant to this Section B.5(a) and such election shall bind all holders of Senior Preferred Stock.

(b) Redemption Price. The price for each share of Senior Preferred Stock redeemed pursuant to this Section B.5 shall be an amount equal to (a) with respect to each share of Series D Preferred Stock, the Series D Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the “Series D Redemption Price”), (b) with respect to each share of Series C Preferred Stock, the Series C Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the “Series C Redemption Price”), and (c) with respect to each share of Series B Preferred Stock, the Series B Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the “Series B Redemption Price” and, together with the Series C Redemption Price and the Series D Redemption Price, the “Redemption Price”).

(c) Insufficient Funds. If the funds of the Corporation legally available to redeem shares of Senior Preferred Stock on a Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Senior Preferred Stock required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the Delaware General Corporation Law to create sufficient surplus to make such redemption and (B) incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed pro rata in accordance with the Redemption Price of each such share. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Senior Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the applicable Redemption Date (but which it has not yet redeemed) at such Series D Redemption Price, Series C Redemption Price or Series B Redemption Price, as applicable in accordance with clause (ii) of the preceding sentence.

(d) Interest. If any shares of Senior Preferred Stock that are required to be redeemed but are not redeemed on the applicable Redemption Date for any reason, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series D Redemption Price, Series C Redemption Price or Series B Redemption Price, as applicable, applicable to such unredeemed shares at an aggregate per annum rate equal to twelve percent (12%), with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date, to the extent permitted by law.

(e) Dividend After Redemption Date. In the event that shares of Senior Preferred Stock required to be redeemed are not redeemed and continue to be outstanding after the applicable Redemption Date, such shares shall continue to be entitled to dividends thereon as provided in Section B.3 until the date on which the Corporation actually redeems such shares.

(f) Notice of Redemption; Redemption Payment; Surrender of Certificates. At least thirty (30) but no more than sixty (60) days prior to each Redemption Date, the Corporation shall mail or cause to be mailed written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Senior Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). On or after the applicable Redemption Date, each holder of Senior Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series D Redemption Price, Series C Redemption Price and/or Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

6. Conversion.

Shares of Senior Preferred Stock shall be converted into Common Stock in accordance with the following:

(a) Voluntary Conversion. The holders of shares of Senior Preferred Stock may convert such shares into Common Stock at any time after the Filing Date as follows:

(i) Upon the written election of the holder thereof and without payment of any additional consideration, each outstanding share of Series D Preferred Stock held by such holder shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Series D Preference Amount, by (B) the Series D Conversion Price at the time in effect for such Series D Preferred Stock (such quotient, the “Series D Conversion Rate”). The initial “Series D Conversion Price” per share for shares of Series D Preferred Stock shall be the Series D Original Issue Price, subject to adjustment as set forth in Section B.7. Any election by a holder of Series D Preferred Stock pursuant to this Section B.6(a)(i) shall be made by written notice to the Corporation, and such notice may be given at any time and from time to time after the Filing Date and through and including the day which is five days prior to the closing of any transaction contemplated by Section B.4(a).

(ii) Upon the written election of the holder thereof and without payment of any additional consideration, each outstanding share of Series C Preferred Stock held by such holder shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Series C

Preference Amount, by (B) the Series C Conversion Price at the time in effect for such Series C Preferred Stock (such quotient, the “Series C Conversion Rate”). The initial “Series C Conversion Price” per share for shares of Series C Preferred Stock shall be the Series C Original Issue Price, subject to adjustment as set forth in Section B.7. Any election by a holder of Series C Preferred Stock pursuant to this Section B.6(a)(ii) shall be made by written notice to the Corporation, and such notice may be given at any time and from time to time after the Filing Date and through and including the day which is five days prior to the closing of any transaction contemplated by Section B.4(a).

(iii) Upon the written election of the holder thereof and without payment of any additional consideration, each outstanding share of Series B Preferred Stock held by such holder shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Series B Preference Amount, by (B) the Series B Conversion Price at the time in effect for such Series B Preferred Stock (such quotient, the “Series B Conversion Rate”). The initial “Series B Conversion Price” per share for shares of Series B Preferred Stock shall be the Series B Original Issue Price, subject to adjustment as set forth in Section B.7. Any election by a holder of Series B Preferred Stock pursuant to this Section B.6(a)(iii) shall be made by written notice to the Corporation, and such notice may be given at any time and from time to time after the Filing Date and through and including the day which is five days prior to the closing of any transaction contemplated by Section B.4(a).

(iv) Upon the written election of the holders of a majority of shares of a series of Senior Preferred Stock, and without the payment of any additional consideration, all (but not less than all) of the outstanding shares of such series of Senior Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the Series D Conversion Rate, Series C Conversion Rate or Series B Conversion Rate, as applicable. Any election by such holders pursuant to this Section B.6(a)(iv) shall be made by written notice to the Corporation and the other holders of such series of Senior Preferred Stock, and such notice may be given at any time after the Filing Date through and including the date which is five days prior to the closing of any transaction contemplated by Section B.4(a). Upon such election, all holders of shares of such series of Senior Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of such series of Senior Preferred Stock into shares of Common Stock pursuant to this Section B.6(a)(iv) and such election shall bind all holders of shares of such series of Senior Preferred Stock.

(b) Automatic Conversion. Each share of Series B Preferred Stock and Series C Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Common Stock at the Series B Conversion Rate or Series C Conversion Rate, as applicable, as of, and in all cases subject to, the closing of the Corporation’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock (i) at a price per share of Common Stock of not less than $3.48 (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), (ii) with respect to which the Corporation receives aggregate gross proceeds attributable to sales for the account of the

Corporation of not less than $20 million, and (iii) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market (a “Series B/C QPO”). If a closing of a Series B/C QPO occurs, all outstanding shares of such Series B Preferred Stock and Series C Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. Each share of Series D Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Common Stock at the Series D Conversion Rate, as of, and in all cases subject to, the closing of the Corporation’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock (i) at a price per share of Common Stock of not less than $11.0361 (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), (ii) with respect to which the Corporation receives aggregate gross proceeds attributable to sales for the account of the Corporation of not less than $50 million, and (iii) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market (a “Series D QPO”). If a closing of a Series D QPO occurs, all outstanding shares of such Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.

(c) Procedure for Conversion.

(i) Voluntary Conversion. Upon election to convert pursuant to Section B.6(a), the relevant holder or holders of Senior Preferred Stock shall surrender the certificate or certificates representing the Senior Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Senior Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Senior Preferred Stock shall be deemed effective as of the date of surrender of such Senior Preferred Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(ii) Automatic Conversion. As of the closing of a Series B/C QPO or Series D QPO (each a “QPO”) (the “Automatic Conversion Date”), all outstanding shares of the applicable Senior Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of the applicable series of Senior Preferred Stock are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to Senior Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Senior Preferred Stock have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the applicable Senior Preferred Stock surrendered are convertible on the Automatic Conversion Date.

(d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Senior Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Senior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Senior Preferred Stock, the Corporation will take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

(e) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Senior Preferred Stock in any manner that would interfere with the timely conversion of any shares of Senior Preferred Stock.

(f) Reduction of Series D Conversion Price. The initial Series D Conversion Price was established based upon the Corporation’s representation and warranty in Section 3(f) of the Securities Purchase Agreement dated on or about the date of this Third Amended and Restated Certificate of Incorporation by and among the Corporation and the purchasers of the Series D Preferred Stock named therein (as may be modified, supplemented or amended from time to time, the “Securities Purchase Agreement”), that the Series D Preferred (on an as converted basis) represented no less than 32.43% of the Corporation’s fully diluted capital stock as of the Closing Date (as defined in the Securities Purchase Agreement), as determined in accordance with Section 3(f) thereof and based on the assumptions set forth therein. If such representation and warranty is determined after the date hereof but prior to the first anniversary hereof to be untrue or incorrect, the Series D Conversion Price then in effect shall be reduced (but not increased) by an amount such that the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock issued on the Closing Date (as so defined) was equal to 32.43% of the Corporation’s capital stock as of such date (calculated as described in the immediately preceding sentence).

7. Adjustments.

(a) Adjustments to the Conversion Price. Except as provided in Section B.7(b) and except in the case of an event described in Section B.7(c), if and whenever after the Filing Date the Corporation shall issue or sell, or is, in accordance with this Section B.7(a), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, in effect immediately prior to such issuance or sale, then, upon such issuance or sale (or deemed issuance or sale), the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be reduced to the price determined by dividing (i) the sum of (A) the Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale (or deemed issuance or sale) multiplied by the Series D Conversion Price, the Series C Conversion Price or Series B Conversion Price, as applicable, then in effect and (B) the consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale) by (ii) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Section B.7(a), the following shall also be applicable:

(i) Issuance of Rights or Options. If the Corporation at any time or from time to time after the Filing Date, shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), in each case for consideration per share (determined as provided in this paragraph and in Section B.7(a)(vi)) less than the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, then in effect, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section B.7(a)(iii), no adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation at any time or from time to time after the Filing Date, shall in any manner issue or sell any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section B.7(a)(vi)) less than the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, then in effect, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section B.7(a)(iii), no adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Conversion Rate. If, at any time or from time to time after the Filing Date, there shall occur a change in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section B.7(a)(i) or any Convertible Securities referred to in Section B.7(a)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section B.7(a)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section B.7(a)(i) or (ii) or (D) the rate at which Convertible Securities referred to in Section B.7(a)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section B.7(b)), then the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, in effect at the time of such event shall be readjusted to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, that would have been in effect at such time had such Options or Convertible Securities that are still outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, then in effect is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, then in effect hereunder shall be increased to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

(iv) Stock Dividends. If the Corporation, at any time or from time to time after the Filing Date, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, will be adjusted pursuant to this Section B.7(a); provided, that no adjustment shall be made to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, as a result of such dividend or distribution if the holders of the shares of Series D Preferred Stock, Series C Preferred Stock and/or the Series B Preferred Stock, as applicable, are entitled to, and do, receive such dividend or distribution in accordance with Section B.7; and, provided, further, that if any adjustment is made to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price as a result of the declaration of a dividend and such dividend is not effected, the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be appropriately readjusted to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, in effect had such dividend not been declared.

(v) Other Dividends and Distributions. If the Corporation, at any time or from time to time after the Filing Date, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Senior Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or the value of such other property that they would have received had the Senior Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under Section B.7 with respect to the rights of the holders of the outstanding shares of Senior Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series D Preferred Stock, the Series C Preferred Stock and/or Series B Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series D Preferred Stock, the Series C Preferred Stock and/or Series B Preferred Stock, as applicable, had been converted into Common Stock on the date of such event.

(vi) Consideration for Stock. If the Corporation, at any time or from time to time after the Filing Date, shall issue or sell, or is deemed to have issued or sold, any shares of Common Stock for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7(a)(i) or Section B.7(a)(ii), as appropriate) as determined in good faith by the Board of Directors of the Corporation and, with respect to the applicability of Section B.7 to any series of Senior Preferred Stock, the holders of a majority of shares of Senior Preferred Stock of each such series. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7(a)(i) or Section B.7(a)(ii), as appropriate) as determined in good faith by the Board of Directors of the Corporation and, with respect to the applicability of Section B.7 to any series of Senior Preferred Stock, the holders of a majority of shares of Senior Preferred Stock of each such series. In case any Options shall be issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and, with respect to the applicability of Section B.7 to any series of Senior Preferred Stock, the holders of a majority of shares of Senior Preferred Stock of each such series. Anything herein to the contrary notwithstanding, if in any case described in this Section B.7(a)(vi) the Corporation and the applicable holders of a majority of shares of any series of Senior Preferred Stock are unable to reach agreement as to the value of such consideration, then the value thereof will be determined by an independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

(vii) Record Date. If the Corporation, at any time or from time to time after the Filing Date, shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(viii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section B.7.

(ix) Other Issuances or Sales. In calculating any adjustment to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price pursuant to this Section B.7(a): (A) any shares of Common Stock, Options or Convertible Securities issued or sold (or deemed issued or sold pursuant to Section B.7(a)(i) or Section B.7(a)(ii) above) after the Filing Date and prior to the effective date of such adjustment, the issuance or sale (or deemed issuance or sale) of which did not result in any adjustment to the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, under this Section B.7(a), shall be deemed to have been issued or sold as part of the issuance or sale (or deemed issuance or sale) giving rise to such adjustment for the same consideration per share as the Corporation received in the issuance or sale (or deemed issuance or sale) giving rise to such adjustment, and (B) any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of shares of Common Stock shall (together with the shares of Common Stock issuable upon exercise or conversion thereof) be disregarded; provided, that at such time as the number of shares of Common Stock issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, shall be adjusted as provided in Section B.7(a)(iii) above.

(x) Common Stock Deemed Outstanding. For purposes of this Section B.7, the term “Common Stock Deemed Outstanding” shall mean, at any time, the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Filing Date (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities outstanding immediately prior to the Filing Date), plus (B) with respect to the Series D Preferred Stock, the Series C Preferred Stock or Series B Preferred Stock, as applicable, the number of shares of Common Stock issued or sold (or deemed issued or sold) after the Filing Date, the issuance or sale of which resulted in an adjustment to the Series D Conversion Price, the Series C Conversion Price or Series B Conversion Price, as applicable, pursuant to Section B.7(a), plus (C) the number of shares of Common Stock deemed issued or sold pursuant to Section B.7(a)(ix)(A) above; provided, that Common Stock Deemed Outstanding shall not include the Senior Preferred Stock or any shares of Common Stock issuable upon exercise of the Senior Preferred Stock.

(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price in the case of the issuance of (i) shares of Common Stock upon conversion of shares of Preferred Stock; (ii) up to 1,065,703 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like) of Common Stock issued or issuable upon exercise of options issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s Amended and Restated 2000 Stock Option Plan, as amended, (iii) shares of Common Stock upon exercise of outstanding warrants for the purchase of Common Stock on the date hereof, not to exceed 15,000 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like), (iv) shares of Common Stock or other securities in connection with acquisitions of, or the commencement of strategic alliances or joint ventures with, other businesses or entities, which acquisitions, strategic alliances, joint ventures or commercial credit arrangements have been approved by the Board of Directors, including at least one of the Series D Preferred Directors, (v) shares of Common Stock pursuant to an underwritten public offering, or (vi) shares of Common Stock pursuant to any transaction described in Sections A.6(e), B.7(a)(iv), B.7(c) and B.7(d) hereof.

(c) Subdivision or Combination of Common Stock. In case the Corporation, at any time or from time to time after the Filing Date, shall subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Series D Conversion Price, the Series C Conversion Price and the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the Corporation, at any time or from time to time after the Filing Date, shall combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), the Series D Conversion Price, the Series C Conversion Price and the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section B.7(a)(iv) by reason thereof.

(d) Reorganization or Reclassification. If, the Corporation, at any time or from time to time after the Filing Date, shall effect any capital reorganization or reclassification of the capital stock of the Corporation in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (excluding a Liquidation), then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Senior Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Senior Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series D Conversion Price, the Series C Conversion Price and the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

8. Impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to such Senior Preferred Stock.

9. Notice; Adjustments; Waivers.

(a) Liquidations, Etc. In the event the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with a Liquidation or QPO or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Senior Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Senior Preferred Stock or Common Stock each holder of Senior Preferred Stock would receive pursuant to the applicable provisions of this Third Amended and Restated Certificate of Incorporation, and (3) the facts upon which such amounts were determined.

(b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price pursuant to Section B.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Senior Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price, as applicable, before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Senior Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth ( 1/100) of a share as the case may be.

(c) Waiver of Notice. No action by written consent of the Corporation’s stockholders in lieu of a meeting shall be taken without first providing at least a 48 hour notice to the holders of the shares of Senior Preferred Stock. Notwithstanding the foregoing, the holder or holders of a majority of shares of any series of Senior Preferred Stock may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of the holders of such series of Senior Preferred Stock, and any such waiver shall be binding upon all holders of such securities.

(d) Other Waivers. The holder or holders of a majority of shares of any series of Senior Preferred Stock may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein applicable to such series of

Senior Preferred Stock, provided that any such waiver shall not affect the holder of outstanding shares of such series of Senior Preferred Stock in a manner which is different than any other holder of shares of such series of Senior Preferred Stock, and any such waiver shall be binding upon all holders of such series of Senior Preferred Stock.

10. No Reissuance of Senior Preferred Stock.

No share or shares of Senior Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

11. Contractual Rights of Holders.

The various provisions set forth herein for the benefit of the holders of the Senior Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

C. COMMON STOCK

1. Voting.

(a) Election of Directors. The holders of a majority of outstanding shares of Common Stock voting together as a single class, shall be entitled to elect three (3) of the Directors of the Corporation. The election of such directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation, or by consent in lieu thereof in accordance with this Third Amended and Restated Certificate of Incorporation and applicable law.

(b) Voting Generally. Except as otherwise expressly provided herein or required by law, each holder of outstanding shares of Common Stock shall be entitled to one (1) vote in respect of each share of Common Stock held thereby of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock voting together as a single class.

2. Dividends.

Subject to the prior payment in full of all preferential dividends to which the holders of the Senior Preferred Stock and Series A Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

3. Liquidation.

Upon any Liquidation, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in Liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution as set forth in Section A.4(b)(ii) hereof.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

ARTICLE VI

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.

ARTICLE VII

To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Any repeal or modification of this Article VIII by the stockholders of the Corporation or by an amendment to the Delaware General Corporation Law shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification of a person serving as a director prior to or at the time of such repeal or modification.

ARTICLE IX

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

BUSINESS OPPORTUNITIES

(a) In anticipation that the holders of Senior Preferred Stock and/or their respective affiliates (collectively, the “Holders”) will be, indirectly or directly, a substantial stockholder of the Corporation, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Holders (including service of officers, directors, partners, managers, employees or affiliates of the Holders (collectively, “Investor Persons”) as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article X are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve the Holders and any Investor Persons, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(b) In the event that a Holder or any Investor Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both such Holder and the Corporation, such Holder and such Investor Person shall have no duty to communicate or present such corporate opportunity to the Corporation and the Corporation hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that such Holder or such Investor Person shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.

(c) In the event that a director or officer of the Corporation who is an Investor Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and a Holder, such corporate opportunity shall belong to the Holder, and the Corporation hereby renounces any interest or expectancy it may have in such corporate opportunity, unless such corporate opportunity is expressly offered to such director or officer in writing solely in his capacity as a director or officer of the Corporation, in which case such corporate opportunity shall belong to the Corporation.

(d) For the purposes of this Article X, “corporate opportunities” shall not include any business opportunities that the Corporation is not financially or contractually able to undertake, or that are, from their nature, not in the line of the Corporation’s business or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy.

(e) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

(f) For purposes of this Article X only, the “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

(g) Notwithstanding anything in this Third Amended and Restated Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of more than 80 percent of the voting power of the Common Stock then outstanding, voting together as a single class, on an as-if-converted basis, shall be required to alter, amend or repeal in a manner adverse to the interests of any Holder or any Investor Person, or adopt any provision adverse to the interests of the Holder or any Investor Person and inconsistent with, any provision of this Article X.

CERTIFICATE OF RETIREMENT OF STOCK

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Corporation acquired an aggregate of One Hundred Thousand Eight Hundred Twenty Nine (100,829) shares of the Corporation’s Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which shares had capital applied in connection with their acquisition and which shares upon their acquisition became retired shares.

SECOND: That the Third Amended and Restated Certificate of Incorporation of the Corporation prohibits the reissue of the shares of Series B Preferred Stock, when so retired; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate, the Third Amended and Restated Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized number of shares of the Series B Preferred Stock, to the extent of One Hundred Thousand Eight Hundred Twenty Nine (100,829) shares, being the total number of shares retired with a par value of $0.01 per share, and an aggregate par value of $1,008.29.

THIRD: That the Corporation acquired an aggregate of Four Hundred Fifteen Thousand Six Hundred Eighty Five (415,685) shares of the Corporation’s Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), which shares had capital applied in connection with their acquisition and which shares upon their acquisition became retired shares.

FOURTH: That the Third Amended and Restated Certificate of Incorporation of the Corporation prohibits the reissue of the shares of Series C Preferred Stock, when so retired; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate, the Third Amended and Restated Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized number of shares of the Series C Preferred Stock, to the extent of Four Hundred Fifteen Thousand Six Hundred Eighty Five (415,685) shares, being the total number of shares retired with a par value of $0.01 per share, and an aggregate par value of $4,156.85.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Tarek Sherif, its President and Chief Executive Officer, this 8th day of June 2004.

MEDIDATA SOLUTIONS, INC.

By:	/s/ Tarek Sherif
Name:	Tarek Sherif
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

THE THIRD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF

MEDIDATA SOLUTIONS, INC.

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 12, 2000 under the name “Medidata Solutions, Inc.” An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 27, 2004.

SECOND: That the Board of Directors of the Corporation (the “Board”), acting by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Corporation’s Certification of Incorporation is as follows:

Section B.7(b) of Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section B.7(b) of Article IV thereof and by substituting in lieu of said Section B.7(b) the following new paragraph:

“(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price in the case of the issuance of (i) shares of Common Stock upon conversion of shares of Preferred Stock; (ii) up to 2,631,406 shares (after giving effect to the two-for-one stock split effected on August 3, 2004) (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like) of Common Stock issued or issuable upon exercise of options issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s Amended and Restated 2000 Stock Option Plan, as amended, (iii) shares of Common Stock upon exercise of outstanding warrants for the purchase of Common Stock on May 27, 2004, not to exceed 15,000 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like), (iv) shares of Common Stock or other securities in connection with acquisitions of, or the commencement of strategic alliances or joint ventures with, other businesses or entities, which acquisitions, strategic alliances, joint ventures or commercial credit arrangements have been approved by the Board of Directors, including at least one of the Series D Preferred Directors, (v) shares of Common Stock pursuant to an underwritten public offering, or (vi) shares of Common Stock pursuant to any transaction described in Sections A.6(e), B.7(a)(iv), B.7(c) and B.7(d) hereof.”

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation and prompt written notice of the adoption of the amendment of the Third Amended and Restated Certificate of Incorporation will be provided pursuant to Section 228 of the General Corporation Law of the State of Delaware to the stockholders who did not consent thereof in accordance with said Section 228.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: August 24, 2005

/s/ Peter B. Harker
Name:	Peter B. Harker
Title:	Secretary and Chief Financial Officer

3

CERTIFICATE OF AMENDMENT OF

THE THIRD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF

MEDIDATA SOLUTIONS, INC., AS AMENDED

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 12, 2000 under the name “Medidata Solutions, Inc.” An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 27, 2004. A Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 24, 2005.

SECOND: That the Board of Directors of the Corporation (the “Board”) adopted the following resolutions proposing and declaring advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Corporation’s Certification of Incorporation is as follows:

Section B.7(b) of Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended by striking out Section B.7(b) of Article IV thereof and by substituting in lieu of said Section B.7(b) the following new paragraph:

“(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price in the case of the issuance of (i) shares of Common Stock upon conversion of shares of Preferred Stock; (ii) up to 3,231,406 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like occurring after September 20, 2007) of Common Stock issued or issuable upon exercise of options issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s Amended and Restated 2000 Stock Option Plan, as amended, (iii) shares of Common Stock or other securities in connection with acquisitions of, or the commencement of strategic alliances or joint ventures with, other businesses or entities, which acquisitions, strategic alliances, joint ventures or commercial credit arrangements have been approved by the Board of Directors, including at least one of the Series D Preferred Directors, (iv) shares of Common Stock pursuant to an underwritten public offering, or (v) shares of Common Stock pursuant to any transaction described in Sections A.6(e), B.7(a)(iv), B.7(c) and B.7(d) hereof.”

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation and prompt written notice of the adoption of the amendment of the Third Amended and Restated Certificate of Incorporation will be provided pursuant to Section 228 of the General Corporation Law of the State of Delaware to the stockholders who did not consent thereof in accordance with said Section 228.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: September 20, 2007

/s/ Rick Smith
Name:	Rick Smith
Title:	Chief Financial Officer

3

CERTIFICATE OF AMENDMENT OF

THE THIRD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF

MEDIDATA SOLUTIONS, INC., AS AMENDED

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 12, 2000 under the name “Medidata Solutions, Inc.” An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003. A Third Amended and Restated Certificate of Incorporation (the “Existing Charter”) was filed with the Secretary of State of Delaware on May 27, 2004. Certificates of Amendment to the Existing Charter were filed with the Secretary of State of Delaware on August 24, 2005 and September 20, 2007.

SECOND: That the Board of Directors of the Corporation adopted resolutions setting forth and declaring advisable a proposed amendment to the Existing Charter and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Existing Charter is as follows:

Section B.7(b) of Article IV of the Existing Charter is amended by striking out Section B.7(b) of Article IV thereof and by substituting in lieu of said Section B.7(b) the following new paragraph:

“(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price in the case of the issuance of (i) shares of Common Stock upon conversion of shares of Preferred Stock; (ii) up to 3,353,906 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like occurring after March 14, 2008) of Common Stock issued or issuable upon exercise of options issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s Amended and Restated 2000 Stock Option Plan, as amended, (iii) shares of Common Stock or other securities in connection with acquisitions of, or the commencement of strategic alliances or joint ventures with, other businesses or entities, which acquisitions, strategic alliances, joint ventures or commercial credit arrangements have been approved by the Board of Directors, including at least one of the Series D Preferred Directors, (iv) shares of Common Stock pursuant to an underwritten public offering, or (v) shares of Common Stock pursuant to any transaction described in Sections A.6(e), B.7(a)(iv), B.7(c) and B.7(d) hereof.”

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation and prompt written notice of the adoption of the amendment to the Existing Charter will be provided pursuant to Section 228 of the General Corporation Law of the State of Delaware to the stockholders who did not consent thereto in accordance with said Section 228.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: March 14, 2008

/s/ Michael I. Otner
Name:	Michael I. Otner
Title:	Secretary

3

CERTIFICATE OF AMENDMENT OF

THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEDIDATA SOLUTIONS, INC., AS AMENDED

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 12, 2000. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 27, 2004 (as amended the “Existing Charter”) and a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 24, 2005, September 20, 2007 and March 14, 2008.

SECOND: That the Board of Directors of the Corporation adopted resolutions setting forth and declaring advisable a proposed amendment to the Existing Charter and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Existing Charter is as follows:

1.	The first paragraph of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 32,170,343, consisting of (a) 7,170,343 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (i) 2,385,000 shares shall be designated Series A Convertible Preferred Stock, par value $0.01 per share, (ii) 1,436,636 shares shall be designated Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, (iii) 596,374 shares shall be designated Series C Convertible Redeemable Preferred Stock, par value $0.01 per share and (iv) 2,752,333 shares shall be designated Series D Convertible Redeemable Preferred Stock, par value $0.01 per share, and (b) 25,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”).”

2.	Section B.7(b) of Article IV of the Existing Charter is amended by striking out Section B.7(b) of Article IV thereof and by substituting in lieu of said Section B.7(b) the following new paragraph:

“(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price, the Series C Conversion Price and/or the Series B Conversion Price in the case of the issuance of (i) shares of

Common Stock upon conversion of shares of Preferred Stock; (ii) up to 3,853,906 shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like occurring after January 23, 2009) of Common Stock issued or issuable upon exercise of options issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s Amended and Restated 2000 Stock Option Plan, as amended, (iii) shares of Common Stock or other securities in connection with acquisitions of, or the commencement of strategic alliances or joint ventures with, other businesses or entities, which acquisitions, strategic alliances, joint ventures or commercial credit arrangements have been approved by the Board of Directors, including at least one of the Series D Preferred Directors, (iv) shares of Common Stock pursuant to an underwritten public offering, or (v) shares of Common Stock pursuant to any transaction described in Sections A.6(e), B.7(a)(iv), B.7(c) and B.7(d) hereof.”

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation and prompt written notice of the adoption of the amendment to the Existing Charter will be provided pursuant to Section 228 of the General Corporation Law of the State of Delaware to the stockholders who did not consent thereto in accordance with said Section 228.

2

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: January 23, 2009

/s/ Michael I. Otner
Name:	Michael I. Otner
Title:	Secretary

CERTIFICATE OF AMENDMENT OF

THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEDIDATA SOLUTIONS, INC., AS AMENDED

MEDIDATA SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 12, 2000. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 24, 2002 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 28, 2002. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 25, 2003. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 27, 2004, as amended by a Certificates of Amendment to the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 24, 2005, September 20, 2007, March 14, 2008 and January 23, 2009 (as amended, the “Existing Charter”).

SECOND: That the Board of Directors of the Corporation adopted resolutions setting forth and declaring advisable a proposed amendment to the Existing Charter and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Existing Charter is as follows:

1. The introductory clause of Section A.4(b) of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

“(b) Upon a Liquidation (as defined below), and after the payment in full of the Senior Preference Amounts (as defined below), plus any amounts due to the holders of Senior Preferred Stock pursuant to Section B.3, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Corporation, for each share of the Series A Preferred Stock then held by them:”

2. Section B.3(a) of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

“(a) The holders of outstanding shares of Senior Preferred Stock shall be entitled to receive cumulative dividends, out of any funds legally available therefor, and on a pari passu basis, in accordance with their respective Senior Preference Amounts, prior and in preference to any payment or declaration of dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Common Stock or any other class or series of capital stock ranking with respect to the payment of dividends junior to the Senior Preferred Stock, accruing from and after the initial date of issuance of Series D Preferred Stock, at the rate of (i) $0.1471 per share in respect of Series D Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), (ii) $0.0335 per share in respect of Series C Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), and (iii) $0.0278 per share in respect of Series B Preferred Stock per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share), payable on a pari passu basis, in accordance with their respective Senior Preference Amounts, prior to and in preference to any payments in respect of the Series A Preferred Stock, the Common Stock or any other class or series of capital stock ranking for any purpose junior to the Senior Preferred Stock, (i) if declared by the Board of Directors, (ii) upon the occurrence of a Liquidation, (iii) upon redemption of any Senior Preferred Stock in accordance with Section B.5 below, (iv) upon conversion of any Senior Preferred Stock pursuant to Section B.6(a) below, if such conversion is in connection with a public offering of securities by the Corporation, or (v) upon conversion of any Senior Preferred Stock pursuant to Section B.6(b) below (the foregoing transactions set forth in clauses (i) through (iv), each a “Dividend Payment Transaction”). Dividends shall be paid in cash or, at the option of the holders of at least 66% of the then outstanding shares of Series D Preferred Stock (which election shall be delivered to the Corporation at least twenty (20) days prior to each dividend payment date), through the issuance of fully paid and non assessable shares of Common Stock valued at the then fair market value thereof (as determined in accordance with Section B.4(c) below), determined by, among other things, taking into account the anticipated Dividend Payment Transaction.

3. Section B.4(a) of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

“(a) Liquidation Preference. Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Senior Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Senior Preferred Stock, the following amounts:

(i) Each share of Series D Preferred Stock, on a pari passu basis with each share of each other series of Senior Preferred Stock (as described below), shall receive the Series D Preference Amount. The “Series D Preference Amount” shall be the Series D Original Issue Price (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series D Original Issue Price is $3.6787.

(ii) Each share of Series C Preferred Stock, on a pari passu basis with each share of each other series of Senior Preferred Stock (as described below), shall receive the Series C Preference Amount. The “Series C Preference Amount” shall be the Series C Original Issue Price (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series C Original Issue Price is $0.8384.

(iii) Each share of Series B Preferred Stock, on a pari passu basis with each share of each other Series of Senior Preferred Stock (as described below), shall receive the Series B Preference Amount. The “Series B Preference Amount” shall be the Series B Original Issue Price (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The Series B Original Issue Price is $.69614. The Series D Preference Amount, the Series C Preference Amount and the Series B Preference Amount shall collectively be referred to herein as the “Senior Preference Amounts.”

(iv) If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Senior Preferred Stock the full Senior Preference Amounts and accumulated dividends thereon to which they shall be entitled, the holders of each series of Senior Preferred Stock shall share pro rata in any distribution of assets in accordance with their respective Senior Preference Amounts. After the payment in full of all Senior Preference Amounts and accumulated dividends thereon, the remaining assets of the Corporation shall be distributed in accordance with Section A.4(b).”

4. Section B.4(b) of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

(b) Alternative Liquidation Payment. Notwithstanding Section B.4(a), if, upon such Liquidation, the holders of outstanding shares of any series of Senior Preferred Stock would receive more than the aggregate amount to be received under Section B.4(a) above in the event all of the shares of such series of Senior Preferred Stock and accumulated dividends thereon were converted into shares of Common Stock pursuant to the provisions of Section B.6(a) or B.3 hereof, as applicable, hereof immediately prior to such Liquidation and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of such series of Senior Preferred Stock in connection with such Liquidation shall be entitled to be paid in cash, in lieu of the payments described in Section B.4(a), an amount per share of the applicable series of Senior Preferred Stock equal to such amount as would have been payable in respect of each share of Common Stock (including any fraction thereof) issuable upon conversion of such share of such series of Senior Preferred Stock and accumulated dividends had such share of the series of Senior Preferred Stock and accumulated dividends been converted to Common Stock immediately prior to such Liquidation pursuant to the provisions of Section B.6 or Section B.3 hereof, as applicable.

5. Section B.5(b) of Article IV of the Existing Charter is deleted in its entirety and replaced with the following:

(b) Redemption Price. The price for each share of Senior Preferred Stock redeemed pursuant to this Section B.5 shall be an amount equal to (a) with respect to each share of Series D Preferred Stock, the Series D Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) plus, without duplication, any cash amounts payable pursuant to Section B.3 (the “Series D Redemption Price”), (b) with respect to each share of Series C Preferred Stock, the Series C Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) plus, without duplication, any cash amounts payable pursuant to Section B.3 (the “Series C Redemption Price”), and (c) with respect to each share of Series B Preferred Stock, the Series B Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) plus, without duplication, any cash amounts payable pursuant to Section B.3 (the “Series B Redemption Price” and, together with the Series C Redemption Price and the Series D Redemption Price, the “Redemption Price”).

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation and prompt written notice of the adoption of the amendment to the Existing Charter will be provided pursuant to Section 228 of the General Corporation Law of the State of Delaware to the stockholders who did not consent thereto in accordance with said Section 228.

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms, under penalties of perjury, that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: February 23, 2009

/s/ Michael I. Otner
Name:	Michael I. Otner
Title:	Secretary